Exhibit 99.1
CROSS COUNTRY HEALTHCARE TO ATTEND THE WILLIAM BLAIR 44TH ANNUAL GROWTH STOCK CONFERENCE AND THE JEFFERIES GLOBAL HEALTHCARE CONFERENCE

BOCA RATON, Fla.—May 13, 2024—Cross Country Healthcare, Inc. (the “Company”) (Nasdaq: CCRN) announced today that it is scheduled to participate in two upcoming conferences:

•The William Blair 44th Annual Growth Stock Conference taking place June 4-6, 2024 at the Loews Chicago Hotel. John Martins, President & Chief Executive Officer and Josh Vogel, Vice President, Investor Relations, will participate in one-on-one investor meetings on Tuesday, June 4. They will also participate in a formal presentation on Tuesday, June 4, 2024 from 11:20 a.m. to 11:50 a.m. Central Time. An audio webcast for this conference will be available on the Company’s website at ir.crosscountry.com in the Investor Relations section under ‘Events and Presentations’.

•The Jefferies Global Healthcare Conference taking place June 5-6, 2024 at the Marriott Marquis in New York City. William J. Burns, Executive Vice President & Chief Financial Officer and Josh Vogel, Vice President, Investor Relations will participate in one-on-one investor meetings on Thursday, June 6. They will also participate in a fireside chat on Thursday, June 6, 2024 from 11:30 a.m. to 11:55 a.m. Eastern Time. A video webcast for this conference will be available on the Company’s website at ir.crosscountry.com in the Investor Relations section under ‘Events and Presentations’.
About Cross Country Healthcare
Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 38 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights. Diversity, equality, and inclusion is at the heart of the organization’s overall corporate social responsibility program, and closely aligned with our core values to create a better future for its people, communities, and its stockholders.
Copies of this and other news releases, as well as additional information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company's press releases, filings with the Securities and Exchange Commission, and other notices by e-mail.
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For further information, please contact:
Cross Country Healthcare, Inc.
Josh Vogel, Vice President, Investor Relations
561-237-8310
jvogel@crosscountry.com